Exhibit 99.1

I-many Press Release	Press Release

Company Contact

Kevin Harris

Chief Financial Officer

(732) 452-1515

Kharris@imany.com

I-many Releases Third-Quarter 2004 Results

Edison, NJ – October 26, 2004 – I-many, Inc. (NASDAQ:IMNY), the leader in real-time solutions for contract and transaction compliance management, reported financial results for the third quarter 2004.

Net revenues for the third quarter totaled $9.3 million, an increase of 14.1% versus $8.2 million reported in the second quarter of 2004 and an increase of 27.8% versus $7.3 million reported in the third quarter of 2003. License revenue of $2.4 million increased 130.1% from $1.0 million in the second quarter of 2004 and increased 95.0% from $1.2 million in the third quarter of 2003. Service revenue of $6.9 million decreased 2.8% from $7.1 million in the second quarter of 2004 and increased 14.2% from $6.1 million in the third quarter of 2003. The company also signed a subscription deal in the third quarter that is not counted in current revenue.

GAAP loss for the third quarter was $(0.02) per share versus $(0.16) in the third quarter 2003. On a pro forma basis, third quarter 2004 income per share was $.01 versus a pro forma loss per share of $(0.12) in third quarter 2003. Pro forma net income/(loss) per share differs from GAAP loss per share as it excludes impairment of goodwill and acquired intangible assets, amortization of acquired intangibles, depreciation expense, non-cash option and warrant charges, in process research and development and restructuring and other charges. A more detailed reconciliation of the differences between pro forma and GAAP results is included in the financial tables in this press release.

Quarter-end cash, restricted cash and short-term investments stood at $21.0 million as of September 30, 2004 versus $21.3 million as of June 30, 2004 and $25.1 million as of December 31, 2003.

I-many ceo and president A. Leigh Powell commented, “I-many’s Q3 performance clearly reflects our ability to grow revenues and drive profitability while simultaneously delivering results for our clients and investing in our future. With pro forma profitability now in excess of $1 million through the first nine months of 2004, we are well positioned to deliver full year pro forma profitability in 2004 and set our sights on GAAP profitability in 2005.” Mr. Powell concluded, “In addition to posting outstanding financial results in Q3, we are equally gratified to have added yet another new top 15 pharmaceutical client, Schering Corporation, as well as realizing license revenue from leading companies such as Johnson & Johnson, Duro

Bag, Accenture, and Wockhart. I-many is well positioned to lead the market for Enterprise Contract Management solutions with a clear focus on helping companies manage high value and high risk corporate commitments and compliance objectives.”

Significant achievements in the quarter:

•	Sales in foodservice, telecom, consulting services, medical devices and pharmaceutical verticals.

•	Recorded significant increases in license revenues.

•	Finished the first nine months of 2004 below expense guidance with over $1 million of pro forma profits.

•	Added another new top 15 pharmaceutical client.

Full Year 2004 Guidance:

The company is updating its revenue, expense and cash goals for fiscal year 2004, while lowering its guidance on expenses:

•	Revenues of approximately $40 million versus $39.4 million last year;

•	Total GAAP operating expenses, including cost of revenue, of approximately $46 million versus $79.1 million for 2003; this is consistent with previous guidance of $47 million;

•	Total pro forma cash operating expenses of approximately $38.5 million versus $52.3 million for 2003 (pro forma cash operating expenses differ from GAAP operating expenses by excluding impairment of goodwill and acquired intangible assets, amortization of acquired intangibles, depreciation expense, non-cash option and warrant charges, in process research and development and restructuring and other charges estimated to be $7 million for the twelve months of 2004; see the financial tables following in this press release); this is improved vs. previous guidance of $40 million;

•	Cash, restricted cash and short-term investments of $19-$21 million at year-end; Previous guidance was $18-22 million at year end.

Net revenues for the first three quarters of 2004 totaled $28.9 million, an increase of 1.0% versus $28.6 million reported in the first three quarters of 2003. License revenue of $8.3 million decreased 16.6% from $10.0 million in the first three quarters of 2003. Service revenue of $20.6 million increased 10.4% from $18.6 million in the first three quarters of 2003.

GAAP loss for the first three quarters was $(0.13) per share versus $(0.87) in the first three quarters of 2003. On a pro forma basis, 2004 earnings per share was $0.02 versus a loss per share of $(0.29) in the first three quarters of 2003. Pro forma net income/(loss) per share differs from GAAP loss per share as it excludes impairment of goodwill and acquired intangible assets, amortization of acquired intangibles, depreciation expense, non-cash option and warrant charges, in process research and development and restructuring and other charges. A more detailed reconciliation of the differences between pro forma and GAAP results is included in the financial tables in this press release.

Full Year 2005 Guidance:

The company is providing initial revenue, expense and cash goals for fiscal year 2005:

•	Revenues of approximately $42 million to $46 million;

•	Total GAAP operating expenses, including cost of revenue, of approximately $44 million;

•	Total pro forma cash operating expenses of approximately $40 million to $42 million (pro forma cash operating expenses differ from GAAP operating expenses by excluding impairment of goodwill and acquired intangible assets, amortization of acquired intangibles, depreciation expense, non-cash option and warrant charges, in process research and development and restructuring and other charges;

•	Cash, restricted cash and short-term investments of $21-$23 million at year-end.

I-many will hold a conference call tomorrow, Wednesday, October 27, 2004, at 10:00 a.m. Eastern Time. The call-in number is (800) 638-4930, passcode 45788763. The call is also being webcast and can be accessed at I-many’s web site at www.imany.com.

Use of Non-GAAP Financial Information

To supplement our GAAP financial statements, the Company uses non-GAAP, or pro forma measures of operating results. This non-GAAP financial information is provided as additional information for investors and is not in accordance with or an alternative to GAAP. These adjusted results exclude certain costs, expenses, gains and losses, and we believe their exclusion can enhance an overall understanding of our past operational performance and also our prospects for the future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of the operating performance of the Company as opposed to GAAP results, which may include non-recurring, infrequent or other non-cash charges associated with restructuring, amortization of purchased intangibles or impairment losses that are not material to the ongoing performance of the Company’s business. Company management uses these non-GAAP results as a basis for planning and forecasting core business activity in future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net earnings or diluted earnings per share prepared in accordance with generally accepted accounting principles in the United States.

About I-many

I-many (NASDAQ: IMNY) provides real-time solutions for contract and transaction compliance management. I-many solution suites manage the entire contract and transaction compliance lifecycle from creation to cash, maximizing revenue and delivering hard cost savings by actively monitoring and managing contracts and all associated transactions. For more information, visit the company at www.imany.com.

This news release contains forward-looking statements, and actual results may vary from those expressed or implied herein. Factors that could affect these results include: the risk of unforeseen technical or practical impediments to planned software development, which could affect the Company’s product release timetable; the possibility that current economic conditions will not improve as anticipated or will deteriorate; the possibility that extraordinary events outside the Company’s control could extend the length of the sales cycle for the Company’s products or make the market for the Company’s products more unpredictable; the risk that the Company’s historical dependence on the healthcare market will continue; the risk that the Company will not be successful in opening new markets for its products; and other risk factors set forth from time to time in the Company’s filings with the Securities and Exchange Commission.

(tables follow)

I-MANY, INC.

Consolidated Condensed Balance Sheets

(in thousands)

	September 30, 2004	December 31, 2003
	(Unaudited)
Assets
Current Assets:
Cash and cash equivalents	$15,534	$21,864
Restricted cash	327	871
Short-term investments	4,528	2,019
Accounts receivable	9,050	10,057
Other current assets	1,030	819

Total current assets	30,469	35,630

Property and equipment, net	1,320	1,879
Restricted cash	659	377
Other assets	122	330
Acquired intangible assets, net	2,475	2,822
Goodwill, net	8,667	8,531

Total assets	$43,712	$49,569

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$6,656	$7,472
Current portion of deferred revenue	7,935	7,180
Current portion of capital lease obligations	327	709

Total current liabilities	14,918	15,361

Deferred revenue, net of current portion	271	3,816
Capital Lease Obligations, net of current portion	14	128
Other long-term liabilities	1,325	1,109

Stockholders’ equity	27,184	29,155

Total liabilities and stockholders’ equity	$43,712	$49,569

I-MANY, INC.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2004	2003	2004	2003
Net Revenues:
Product	$2,393	$1,227	$8,341	$9,996
Services	6,914	6,056	20,551	18,624

Total net revenues	9,307	7,283	28,892	28,620

Cost of revenue	3,788	4,111	11,757	11,757

Gross profit	5,519	3,172	17,135	16,863

Operating expenses:
Sales and marketing	1,964	3,287	6,335	12,689
Research and development	2,759	4,169	8,879	12,840
General and administrative	1,068	1,291	3,921	4,533
Depreciation	233	438	664	1,408
Amortization of acquired intangible assets	378	331	1,087	1,656
In-process research and development	0	0	290	0
Impairment of goodwill and acquired intangible assets	0	0	0	16,786
Restructuring and other charges	62	359	1,371	2,188

Total operating expenses	6,464	9,875	22,547	52,100

Loss from operations	(945)	(6,703)	(5,412)	(35,237)

Other income, net	107	77	167	202

Loss before income taxes	(838)	(6,626)	(5,245)	(35,035)

Benefit from income taxes	(82)	0	(82)	0

Net loss	$(756)	$(6,626)	$(5,163)	$(35,035)

Basic and diluted net loss per common share	$(0.02)	$(0.16)	$(0.13)	$(0.87)

Weighted average shares outstanding	41,575	40,451	41,076	40,424

I-MANY, INC.

Reconciliation of GAAP Loss to Pro Forma Income (Loss)

(in thousands, except per share amounts)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2004	2003	2004	2003
GAAP net loss	$(756)	$(6,626)	$(5,163)	$(35,035)

Acquisition-related and other non-cash GAAP charges:
Amortization of acquired intangible assets	378	331	1,087	1,656
Depreciation expense	233	438	664	1,408
Non-cash option and warrant charges	348	466	2,791	1,284
Impairment of goodwill and acquired intangible assets	0	0	0	16,786
In-process research and development	0	0	290	0
Restructuring and other charges	62	359	1,371	2,188

Pro forma net income (loss)	$265	$(5,032)	$1,040	$(11,713)

Proforma net income (loss) per common share	$0.01	$(0.12)	$0.02	$(0.29)

Weighted average common shares outstanding	45,866	40,451	46,263	40,424

(1)	Pro forma amounts exclude charges for: impairment of goodwill and acquired intangible assets, amortization of acquired intangible assets, depreciation expense, non-cash option and warrant charges, in-process research and development, and restructuring and other charges.